SunTrust Banks, Inc. 2Q 2012 Earnings Presentation July 20, 2012

2 Important Cautionary Statement The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2011 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, net interest income and net interest margin are presented on a fully taxable-equivalent (“FTE”) basis, and ratios are presented on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation contains forward-looking statements. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, and in other periodic reports that we file with the SEC. Those factors include: as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, particularly unemployment levels and home prices in the U.S., and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; the failure of the European Union to stabilize the fiscal condition and creditworthiness of its weaker member economies, such as Greece, Portugal, Spain, Hungary, Ireland, and Italy, could have international implications potentially impacting global financial institutions, the financial markets, and the economic recovery underway in the U.S.; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or as a result of certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; financial difficulties or credit downgrades of mortgage and bond insurers may adversely affect our servicing and investment portfolios; we may be terminated as a servicer or master servicer, be required to repurchase a mortgage loan or reimburse investors for credit losses on a mortgage loan, or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions; we are subject to risks related to delays in the foreclosure process; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies and practices; our mortgage production and servicing revenue can be volatile; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; changes in interest rates could also reduce the value of our MSRs and mortgages held for sale, reducing our earnings; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; we rely on other companies to provide key components of our business infrastructure; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on your common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and they require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our framework for managing risks may not be effective in mitigating risk and loss to us; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

3 Earnings Balance Sheet Revenue Expenses Credit and Capital • Net income to common shareholders of $270 million; earnings per share of $0.50 • Continued improvement in core performance • Average performing loans up 1% from 1Q 12 and 9% from 2Q 11 fueled by strong growth in C&I loans • Favorable lower-cost deposit mix shift continued; average DDA grew 3% from prior quarter and 23% from prior year • Noninterest income increased from 1Q 12 and 2Q 11 due primarily to strong mortgage origination • Net interest income and margin down from prior quarter due to expected reduction in swap income; net interest income increased from prior year due to improved deposit mix and lower cost of funds • Expenses stable to prior quarter and prior year • Current quarter included $13 million non-cash charge related to redemption of higher-cost trust preferred securities • All primary credit metrics again improved – NCOs down 17% sequentially • Tier 1 common ratio increased to 9.40% (estimated) 2Q 12 Summary

Income Statement Highlights

SunTrust
Live Solid. Bank Solid.

EPS Up from Prior Quarter and Prior Year

Financial Highlights

($ in millions, except per share data)

	2Q 11	1Q 12	2Q 12	YTD 2011	YTD 2012
Net Interest Income (FTE)	$1,286	$1,342	$1,306	$2,563	$2,648
Noninterest Income	912	876	940	1,795	1,816
Total Revenue (FTE)	2,198	2,218	2,246	4,358	4,464
Provision for Credit Losses	392	317	300	839	617
Noninterest Expense	1,542	1,541	1,546	3,007	3,087
Net Income	178	250	275	358	525
Preferred Dividends and Other	4	5	5	146	10
Net Income to Common Shareholders	$174	$245	$270	$212	$515
Net Income per Share	$0.33	$0.46	$0.50	$0.41	$0.96

Key Points

Prior Quarter Variance

- EPS increase of $0.04
  - $28 million revenue increase driven by higher mortgage-related activity
  - Expenses flat; seasonal decrease in employee benefits offset by the charge associated with trust preferred securities redemption and modest increases in other categories

Prior Year Variance

- EPS increase of $0.17
  - $20 million net interest income growth, as deposit mix continued to improve and funding costs were reduced
  - $28 million noninterest income growth; strong mortgage revenue more than offset lower debit interchange fees
  - Improved credit quality / lower provision
  - Expenses stable

YTD Variance

- Net income to common more than doubled due to higher revenue, lower provision, and elimination of TARP

4

5 Net Interest Income Net Interest Income, FTE Key Points Net Interest Income and Margin Declined As Expected ($ in millions) Prior Quarter Variance • Net Interest Income decreased $36 million, or 3%  Almost all of the decline was due to a reduction in commercial loan swap income • Net Interest Margin decreased, due to the decline in swap income, partially offset by a decline in rates paid on interest- bearing liabilities Prior Year Variance • Net Interest Income increased $20 million, or 2%  Interest income was down $49 million as solid loan growth was more than offset by declining asset yields  Interest expense declined $69 million, driven by deposit mix, lower customer deposit rates paid, and continued reduction in long-term debt costs $1,286 $1,293 $1,324 $1,342 $1,306 3.53% 3.49% 3.46% 3.49% 3.39% 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Net Interest Income Net Interest Margin

6 Noninterest Income Noninterest Income Key Points Noninterest Income Increased from 1Q 12 1. Please refer to the appendix for adjustment detail NOTE: Totals may not foot due to rounding ($ in millions) Prior Quarter Variance • Noninterest Income increased $64 million, or 7%  Mortgage production income up $40 million due to a decline in the mortgage repurchase provision and a gain from the sale of government-guaranteed mortgages  Increases in most other fee categories also contributed to the growth Prior Year Variance • Adjusted Noninterest Income improved by $59 million, or 7%  Mortgage production income up $99 million due to higher volume and improved gains on sale  Partially offset by lower card fees (due to debit interchange regulations) and investment banking income $861 $840 $739 $881 $920 $51 $63 ($16) ($5) $20 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Adjusted Noninterest Income¹ Adjustment Items¹ $912 $903 $723 $876 $940

7 Repurchase demands increased 9% in 2Q 12 Summary Statistics Mortgage repurchase reserve increase is consistent with higher pending demands 1. Includes estimates 2. Amount is an estimate and is included in the $95 billion of remaining UPB NOTE: Totals may not foot due to rounding Pending demands increased in 2Q 12 as a result of higher demands and lower resolution volume Mortgage Repurchase Trends ($ in millions) 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 2005 & Prior $21 $19 $21 $21 $30 2006 79 84 123 101 101 2007 183 245 373 234 247 2008 43 80 100 65 86 2009 - 2012 22 13 20 26 25 Total $348 $440 $636 $448 $489 % Non-Agency 5% 1% <1% 1% 1% (approx.) ($ in millions) 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Period-end Balance $472 $490 $590 $564 $652 % Non-Agency 9% 6% 2% 2% 2% (approx.) ($ in millions) 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Beginning Balance $270 $299 $282 $320 $383 Additions 90 117 215 175 155 Charge-Offs (61) (134) (177) (113) (104) Ending Balance $299 $282 $320 $383 $434 Metric (2005 – 2012 vintages)1 Amount ($B) Sold UPB $227.6 Remaining UPB 94.7 Cumulative Repurchase Requests 6.0 Requests Resolved 5.3 Losses Recognized to Date 1.4 2Q 12 Reserve 0.4 Income Statement Impact to Date 1.9 Memo: Non-Agency UPB 2 13.7

8 Noninterest Expense Noninterest Expense ($ in millions) Key Points Expenses Stable to Prior Quarter and Prior Year 1. Please refer to the appendix for adjustment detail NOTE: Totals may not foot due to rounding Prior Quarter Variance • $5 million increase in Noninterest Expense  $35 million decrease in employee compensation and benefits due to seasonality  Operating losses increased $9 million, FDIC expenses increased $8 million, and a $13 million non-cash charge was recognized due to the $1.2 billion trust preferred securities redemption Prior Year Variance • $11 million decrease in Adjusted Noninterest Expense  FDIC premium, credit-related expenses, and marketing decreased  Partially offset by higher outside processing and a modest increase in compensation $1,543 $1,561 $1,570 $1,531 $1,532 ($1) ($1) $97 $10 $14 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Adjusted Noninterest Expense¹ Adjustment Items¹ $1,560 $1,542 $1,667 $1,541 $1,546

9 Loans Average Performing Loans Key Points Prior Quarter Variance • Performing loans grew $1.1 billion, or 1%; continued growth in targeted categories • Commercial growth driven by $1.3 billion, or 3%, increase in C&I • Residential loans were flat, as a $0.6 billion decline in Guaranteed Mortgage was offset by a $0.7 billion increase in high-FICO Non-guaranteed Mortgage Prior Year Variance • Performing loans grew $9.7 billion, or 9% • Commercial increased $4.4 billion – C&I grew $5.6 billion, or 12%, while CRE and Commercial Construction declined a combined $1.2 billion • Residential increased $1.3 billion; Guaranteed Mortgage grew $1.5 billion while Home Equity and Residential Construction declined • Consumer increased $3.9 billion, or 24%. All categories were higher, driven by a $2.6 billion increase in Guaranteed Student Loans Performing Loans Continued to Increase NOTE: Totals may not foot due to rounding $51.8 $52.5 $54.4 $55.2 $56.2 $43.0 $42.8 $43.4 $44.4 $44.3 $16.3 $17.0 $18.6 $20.1 $20.2 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Commercial Residential Consumer $116.4 $119.7 $111.1 $112.2 $120.8 ($ in billions)

Balance Sheet De-risking

SunTrust
Live Solid. Bank Solid.™

Continued Declines in Higher-risk Categories

Higher-risk Loans (period-end)[1]



($ in billions)
Higher-risk Home Equity Products
Higher-risk Mortgage Products
Commercial Construction
$23.4
$8.3
$8.1
$6.9
$11.4
$5.7
$3.9
$1.7
$10.7
$5.5
$3.8
$1.4
$10.2
$5.3
$3.6
$1.2
$9.7
$5.2
$3.4
$1.1
$9.3
$5.1
$3.3
$1.0
4Q 08
2Q 11
3Q 11
4Q 11
1Q 12
2Q 12

Government-guaranteed Loans (period-end)[2]



($ in billions)
$2.8
$9.1
$9.8
$13.9
$13.6
$12.9
4Q 08
2Q 11
3Q 11
4Q 11
1Q 12
2Q 12

Key Points

- Higher-risk categories down $14.1 billion, or 60%, since 4Q 08
- Over the same time, government-guaranteed loans grew $10.1 billion, now totaling $12.9 billion

Prior Quarter Variance

- $0.4 billion, or 4%, decline in higher-risk loans, with declines evenly distributed among the major categories
- $0.7 billion decline in government-guaranteed loans due to the sale of $0.5 billion of Guaranteed Mortgages

Prior Year Variance

- $2.1 billion, or 18%, decline in higher-risk loans
- Commercial Construction down $0.7 billion, or 45%
- Higher-risk Mortgages down $0.6 billion, or 17%, primarily from Prime 2nds and Residential Construction
- Higher-risk Home Equity down $0.6 billion, or 11%, primarily from High LTV Lines and HE Loans

1. Higher-risk Mortgage products include Prime 2nds, Residential Construction, and Alt-A. Higher-risk Home Equity includes High LTV lines (includes Florida lines > 80% LTV and other lines > 90% LTV), Brokered Home Equity, and Home Equity Loans. Data includes performing and nonperforming loans
2. Includes government–guaranteed student and mortgage loans

NOTE: Totals may not foot due to rounding

10

11 Credit Quality Improvement 30 - 89 Day Delinquencies Net Charge-offs2 Allowance for Loan and Lease Losses Continued Improvement in Key Metrics Nonperforming Assets2 ($ in millions) 1. Excludes government guaranteed mortgages and student loans. Additional detail is included in the appendix 2. During 1Q 12, $86 million of nonperforming residential mortgage loans were transferred to held for sale. A $26 million net charge-off was recognized, and the $60 million net balance of the loans held for sale was reflected in Other Assets in the chart above 3. Excludes guaranteed student, guaranteed mortgages, and fair value loans from the denominator. Please refer to the appendix for adjustment detail $3,610 $3,239 $2,903 $2,649 $2,458 $494 $524 $489 $485 $342 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Nonperforming Loans Other Assets $2,800 $3,134 $3,763 $4,104 $3,392 $2,744 $2,600 $2,457 $2,348 $2,300 1.09% 1.04% 1.17% 1.04% 0.97% 0.73% 0.70% 0.68% 0.59% 0.51% 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Total Delinq. Delinq. Excl. Gov't Guar.¹ $505 $492 $472 $422 $350 1.76% 1.69% 1.57% 1.38% 1.14% 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Net Charge-offs NCOs to Avg. Loans (annualized) 2.61% 2.42% 2.27% 2.16% 2.07% 2.40% 2.22% 2.01% 1.92% 1.85% 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 ALLL ($) ALLL Ratio excl. Gov't Guar.³ ALLL Ratio

12 Deposits Average Client Deposits Favorable Mix Trends Continued; DDA Continued To Be Largest Driver Prior Quarter Variance • Client Deposits increased marginally • The favorable shift in deposit mix continued  DDA up $1.2 billion, or 3%  Savings up $0.3 billion, or 6%  Time Deposits declined by $0.6 billion, or 4% Prior Year Variance • Client Deposits grew $4.0 billion, or 3% • Lower-cost deposits up $6.7 billion, or 7%  DDA increased $6.8 billion, or 23%  Savings up $0.6 billion, or 13% • Higher-cost Time Deposits declined $2.7 billion, or 14% ($ in billions) NOTE: Totals may not foot due to rounding $29.8 $31.9 $34.1 $35.4 $36.6 $24.7 $24.0 $25.0 $25.3 $25.0 $42.9 $43.1 $42.8 $42.5 $41.9 $4.6 $4.6 $4.7 $4.9 $5.2 $19.9 $19.3 $18.5 $17.8 $17.2 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 DDA NOW Money Market Savings Time $123.0 $121.9 $125.1 $125.8 $125.9 Key Points

13 Tier 1 Common1 Tangible Common Equity Ratio2 1. 2Q 12 is estimated 2. The tangible equity to tangible asset ratio was 8.07%, 8.38%, 8.10%, 8.14%, and 8.31% for the periods ending 2Q 11, 3Q 11, 4Q 11, 1Q 12, and 2Q 12, respectively 3. Book value per share was $36.30, $37.29, $36.86, $37.11, and $37.69 for the periods ending 2Q 11, 3Q 11, 4Q 11, 1Q 12, and 2Q 12, respectively Capital Ratios and Tangible Book Value per Share Expanded Tangible Book Value Per Share3 Capital Position $24.57 $25.60 $25.18 $25.49 $26.02 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 7.96% 8.28% 7.93% 7.98% 8.15% 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 $12.0 $12.2 $12.3 $12.5 $12.8 9.22% 9.31% 9.22% 9.33% 9.40% 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Tier 1 Common ($B) Tier 1 Common Ratio

14 PPG Expense Program $250 Million of Annualized Savings Realized, up from $190 Million in 1Q 2012 Expected Savings Key Components 2Q 2012 Progress 1. Reflects annualized run rate savings expected to be realized at the end of 4Q 13 Consumer Bank Efficiencies Strategic Supply Management Operations and Support Staff 12/2013 100% of Goal $300MM¹ Actual, Annualized: 83% of savings realized 6/2012 $250MM • Further contract renegotiations • Continued to manage down spend on discretionary items including travel, temp labor, print, and wireless • Implemented new branch staffing model • Redesigned certain incentive compensation plans • Additional FTE reductions • Continued to leverage digital technology to reduce paper statements

15 1. Excludes the effects of the mortgage repurchase provision, which was $170 million during 1H 11 and $330 million during 1H 12 NOTE: Loan and deposit growth rates relate to quarterly average balances • DDA up 11% from 2Q 11 • YTD loan production volume up 19% • Noninterest income down 9% from 2Q 11 due to recent regulatory changes • Noninterest expense down 7% from 2Q 11 • Re-launch of Credit Card going well – new account sales more than 4x 2Q 11 levels 2Q 12 Revenue Distribution Mortgage Banking Consumer Banking and Private Wealth Management Wholesale Banking • 1H 12 net income of $342MM, almost double prior year • Record net income and revenue for Corporate & Investment Banking in 2Q 12 • Loans up 8% from 2Q 11 • DDA up 23% from 2Q 11, driven by Diversified Commercial Banking • Core CRE growth in early phases, but going well • YTD production volume up $5.5B, or over 50% • Core mortgage origination income up over $320 million1 YTD • Legacy issues drove net loss, but trends improving 43% 38% 13% 6% Consumer and PWM Wholesale Mortgage Corporate Other Line of Business Performance

16 Earnings Balance Sheet Revenue Expenses Credit and Capital • Net income to common shareholders of $270 million; earnings per share of $0.50 • Continued improvement in core performance • Average performing loans up 1% from 1Q 12 and 9% from 2Q 11 fueled by strong growth in C&I loans • Favorable lower-cost deposit mix shift continued; average DDA grew 3% from prior quarter and 23% from prior year • Noninterest income increased from 1Q 12 and 2Q 11 due primarily to strong mortgage origination • Net interest income and margin down from prior quarter due to expected reduction in swap income; net interest income increased from prior year due to improved deposit mix and lower cost of funds • Expenses stable to prior quarter and prior year • Current quarter included $13 million non-cash charge related to redemption of higher-cost trust preferred securities • All primary credit metrics again improved – NCOs down 17% sequentially • Tier 1 common ratio increased to 9.40% (estimated) 2Q 12 Summary

17 Appendix

18 Securities Portfolio $2.0 21.0 0.4 0.4 0.3 3.2 $27.3 U.S. Treasury and Agencies MBS – Agency U.S. States and Subdivisions Asset – Backed Securities Private MBS and Corporate Other Other Equity Total AFS Securities Available for Sale ($ in billions, period-end balances) NOTE: Columns may not foot due to rounding 1Q 2012 2Q 2012 $ Change $2.0 18.1 0.4 0.3 0.3 3.3 $24.4 - (2.9) - (0.1) - 0.1 $(2.9) High Quality and Liquid Portfolio

30 – 89 Day Delinquencies by Loan Class Excl. Gov't. Guaranteed Loans

SunTrust
Live Solid. Bank Solid.

Decline in Delinquencies Continued

($ in millions)	2Q 11	3Q 11	4Q 11	1Q 12	2Q 12	Memo: 2Q 12 LOAN BALANCE
30-89 Accruing Delinquencies						
Commercial & industrial	0.20%	0.15%	0.16%	0.14%	0.15%	$52,030
Commercial real estate	0.26	0.17	0.17	0.27	0.17	4,825
Commercial construction	0.63	0.11	0.60	0.24	0.15	959
Total Commercial Loans	0.22	0.15	0.17	0.15	0.15	$57,814
Residential mortgage – guaranteed	-	-	-	-	-	5,663
Residential mortgage – non-guaranteed	1.45	1.46	1.39	1.28	1.05	24,405
Home equity products	1.44	1.39	1.29	1.10	0.99	15,281
Residential construction	2.28	2.06	2.24	2.38	0.84	853
Total Residential Loans[1]	1.47	1.45	1.38	1.24	1.02	$46,202
Guaranteed student loans	-	-	-	-	-	7,248
Other direct	0.82	0.76	0.68	0.75	0.62	2,225
Indirect	0.58	0.60	0.65	0.36	0.43	10,506
Credit card	1.86	1.59	1.33	1.05	1.06	565
Total Consumer Loans[2]	0.66	0.67	0.68	0.45	0.49	$20,544
Total SunTrust - excluding government guaranteed delinquencies[3]	**0.73%**	**0.70%**	**0.68%**	**0.59%**	**0.51%**	**$124,560**
Impact of excluding government guaranteed delinquencies	0.36%	0.34%	0.49%	0.45%	0.46%	
Total SunTrust - including government guaranteed delinquencies[4]	**1.09%**	**1.04%**	**1.17%**	**1.04%**	**0.97%**	

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

19

20 Nonperforming Loans by Loan Class 1. During 1Q 12, $86 million of nonperforming residential mortgage loans were transferred to held for sale NOTE: Columns may not foot due to rounding 7% Sequential Quarter and 32% YOY Decline in Nonperforming Loans Memo: ($ in millions) 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 2Q 12 LOAN BALANCE Non-performing Loans Commercial & industrial $537 $479 $348 $337 $331 $52,030 Commercial real estate 399 341 288 280 233 4,825 Commercial construction 627 385 290 198 131 959 Total Commercial Loans $1,563 $1,205 $926 $815 $695 $57,814 Residential mortgages – guaranteed - - - - - 5,663 Residential mortgages – nonguaranteed¹ 1,412 1,417 1,393 1,291 1,286 24,405 Home equity products 335 340 338 317 302 15,281 Residential construction 266 250 220 204 154 853 Total Residential Loans $2,013 $2,007 $1,951 $1,812 $1,742 $46,202 Guaranteed student loans - - - - - 7,248 Other direct 9 7 6 6 4 2,225 Indirect 25 20 20 16 17 10,506 Credit cards - - - - - 565 Total Consumer Loans $34 $27 $26 $22 $21 $20,544 Total $3,610 $3,239 $2,903 $2,649 $2,458 $124,560

21 Net Charge-off Ratios by Loan Class 1. During 1Q 12, $86 million of nonperforming residential mortgage loans were transferred to held for sale, and a $26 million net charge-off was recognized NOTE: Columns may not foot due to rounding Net Charge-off Ratio Down Sequentially by 24 Basis Points Memo: ($ in millions) 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 2Q 12 LOAN BALANCE Net Charge-off %'s to Avg. Loans (ann'l.) Commercial Loans Commercial & industrial 0.66% 0.47% 0.61% 0.36% 0.26% $52,030 Commercial real estate 2.72 1.69 2.84 2.42 0.89 4,825 Commercial construction 13.09 27.04 9.18 8.74 7.70 959 Total Commercial Loans 1.34 1.37 1.02 0.72 0.45 $57,814 Residential Loans Residential mortgages – guaranteed - - - - - 5,663 Residential mortgages – nonguaranteed¹ 2.16 2.12 2.30 2.50 1.84 24,405 Home equity products 3.49 3.26 3.33 3.32 2.64 15,281 Residential construction 10.52 8.27 13.03 9.85 25.16 853 Total Residential Loans 2.65 2.47 2.63 2.57 2.33 $46,202 Consumer Loans Guaranteed student loans - - - - - 7,248 Other direct 2.14 1.74 1.46 1.69 1.55 2,225 Indirect 0.44 0.50 0.52 0.33 0.19 10,506 Credit cards 7.78 5.81 4.82 4.83 4.47 565 Total Consumer Loans 0.71 0.66 0.58 0.48 0.38 $20,544 Total 1.76% 1.69% 1.57% 1.38% 1.14% $124,560

22 Net Charge-offs by Loan Class 1. During 1Q 12, $86 million of nonperforming residential mortgage loans were transferred to held for sale, and a $26 million net charge-off was recognized NOTE: Columns may not foot due to rounding 17% Sequential Quarter and 31% YOY Decline in Net Charge-offs Memo: ($ in millions) 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 2Q 12 LOAN BALANCE Net Charge-off $'s Commercial Loans Commercial & industrial $75 $56 $75 $45 $33 $52,030 Commercial real estate 40 23 38 30 11 4,825 Commercial construction 64 106 30 26 19 959 Total Commercial Loans $179 $185 $143 $101 $63 $57,814 Residential Loans Residential mortgages - guaranteed - - - - - 5,663 Residential mortgages - nonguaranteed¹ 125 124 135 145 110 24,405 Home equity products 141 132 133 129 102 15,281 Residential construction 31 23 34 23 56 853 Total Residential Loans $297 $279 $302 $297 $268 $46,202 Consumer Loans Guaranteed student loans - - - - - 7,248 Other direct 10 8 8 9 9 2,225 Indirect 10 12 13 8 4 10,506 Credit cards 9 8 6 7 6 565 Total Consumer Loans $29 $28 $27 $24 $19 $20,544 Total $505 $492 $472 $422 $350 $124,560

23 $2,719 $2,824 $2,820 $2,750 $2,699 $923 $883 $802 $714 $694 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Accruing Nonaccruing Troubled Debt Restructuring (TDR) Composition Mortgage and Consumer Loans are 93% of Accruing TDRs; 89% are Current on Principal and Interest Payments TDR Trend Early Stage Accruing TDR Delinquencies Key Points ($ i n m il li o n s ) ($ i n m il li ons ) Prior Quarter Variance • Total TDRs declined 2% to $3.4 billion • Accruing balances declined 2% while nonaccruing fell 3% Prior Year Variance • Total TDRs declined by 7%  Accruing balances declined 1% while nonaccruing dropped 25%  The percentage of TDRs that are accruing increased to 80% in 2Q 12 from 75% in 2Q 11 NOTE: Columns may not foot due to rounding $3,642 $3,707 $3,622 $3,464 $3,393 $2,349 $2,441 $2,472 $2,438 $2,424 $207 $212 $187 $159 $146 $104 $109 $107 $87 $74 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Current 30-59 DLQ 60-89 DLQ

24 Noninterest Income Reconciliation 1. During 4Q 11, the Company refined its presentation of the mark on its fair value debt by excluding interest-related swaps NOTE: Columns may not foot due to rounding ($ in millions) 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Total Noninterest Income $912 $903 $723 $876 $940 Adjustment Items: Securities Gains 32 2 19 18 14 Fair Market Value Adjustments (Trading Income) (1) (17) (13) 2 1 STI Debt Valuation (Trading Income) 1 17 65 17 (16) (1) SunTrust Index-linked CDs (SILC) (Trading Income) 8 13 - (6) (1) Auction Rate Securities (Trading Income) 4 (4) - (1) 0 Fair Value Adjustments (Mortgage Production) (9) 4 (1) (1) 6 HARP 2.0 MSR Valuation Adjustment (Mtg. Servicing) - - (38) - - Total Adjustments 51 63 (16) (5) 20 Adjusted Noninterest Income $861 $840 $739 $881 $920

25 Mortgage Repurchase - 2006-08 Vintage Data 1. Excludes loans sold servicing released. Such loans totaled approximately $36 billion at the time of origination. Estimated losses on these loans are captured in the mortgage repurchase reserve 2. Includes estimates 3. Includes estimates for delinquent loans sold servicing released NOTE: Columns may not foot due to rounding ($ in billions) Sold UPB 2006 2007 2008 2006-08 Agency $30.2 $40.8 $27.6 $98.6 Private Label 11.9 9.4 0.1 21.4 Total Sold UPB 42.1 50.1 27.7 120.0 Outstanding UPB Agency1 4.4 8.7 8.8 21.9 Private Label2 5.6 4.2 0.0 9.8 Total Outstanding UPB 10.0 12.9 8.8 31.7 Demands (Includes Never 120DPD) Received 1.8 2.8 0.6 5.3 Resolved 1.7 2.5 0.5 4.7 Pending 0.1 0.3 0.1 0.6 Demands Repurchased 0.9 1.5 0.3 2.6 Repurchase Rate -Life-to-date 52% 58% 57% 56% -Last Twelve Months 46% 51% 57% 51% Severity -Life-to-date 45% 53% 51% 50% -Last Twelve Months 63% 60% 51% 59% Delinquency Status Ever 120 Days Past Due3 $7.7 $10.9 $3.0 $21.5 Ever 120DPD/Sold UPB 18.3% 21.6% 10.7% 17.9% Demands/Ever 120DPD 23.4% 26.1% 20.8% 24.4%

26 Noninterest Expense Reconciliation ($ in millions) 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Total Noninterest Expense $1,542 $1,560 $1,667 $1,541 $1,546 Adjustment Items: AHG Writedown (Other Exp.) - - 10 - - (Gain)/Loss on Debt Extinguishment (1) (1) - - 13 Pension Curtailment, Net of 401(k) Contribution (Employee Compensation and Benefits) - - (60) - - PPG Severance (Other Exp.) - - 27 10 1 Potential Mortgage Servicing Settlement & Claims Expense - - 120 - - Total Adjustments (1) (1) 97 10 14 Adjusted Noninterest Expense $1,543 $1,561 $1,570 $1,531 $1,532

27 Additional Noninterest Expense Disclosure Credit-related Expenses and Operating Losses NOTE: Columns may not foot due to rounding $60 $70 $93 $56 $61 $64 $62 $68 $50 $52 $62 $72 $97 $60 $69 2Q 11 3Q 11 4Q11 1Q12 2Q12 Credit & Collections (Other Exp.) Other Real Estate (Other Exp.) Operating Losses $186 $205 $258 $166 $182 ($ in m il lion s )

28 Reconciliation of Allowance for Loan and Lease Losses Ratios ($ in millions) June 30 Sept. 30 Dec. 31 Mar. 31 June 30 2011 2011 2011 2012 2012 Total Loans $114,913 $117,475 $122,495 $122,691 $124,560 Government Guaranteed Mortgages 4,513 4,449 6,672 6,447 5,663 Government Guaranteed Student Loans 4,620 5,333 7,199 7,186 7,248 Fair Value Loans 449 452 433 413 406 Total Loans, excluding Government Guaranteed and Fair Value Loans $105,331 $107,241 $108,191 $108,645 $111,243 Allowance for Loan and Lease Losses $2,744 $2,600 $2,457 $2,348 $2,300 ALLL to Total Loans, excluding Government Guaranteed and Fair Value Loans 2.61% 2.42% 2.27% 2.16% 2.07% NOTE: Totals may not foot due to rounding

29 Reconciliation of Non GAAP Measures Three Months Ended ($ in billions, except per share data) June 30 Sept. 30 Dec. 31 Mar. 31 June 30 2011 2011 2011 2012 2012 Total shareholders' equity $19.7 $20.2 $20.1 $20.2 $20.6 Goodwill, net of deferred taxes (6.2) (6.2) (6.2) (6.2) (6.2) Other intangible assets including MSRs, net of deferred taxes (1.5) (1.1) (1.0) (1.1) (0.9) MSRs 1.4 1.0 0.9 1.1 0.9 Tangible equity 13.4 13.9 13.8 14.0 14.3 Preferred stock (0.2) (0.2) (0.3) (0.3) (0.3) Tangible common equity $13.2 $13.7 $13.6 $13.7 $14.0 Total assets 172.2 172.6 176.9 178.2 178.3 Goodwill (6.3) (6.3) (6.3) (6.3) (6.4) Other intangible assets including MSRs (1.5) (1.1) (1.0) (1.2) (0.9) MSRs 1.4 1.0 0.9 1.1 0.9 Tangible assets 165.7 166.1 170.4 171.8 171.8 Tangible equity to tangible assets 8.07% 8.38% 8.10% 8.14% 8.31% Tangible common equity to tangible assets 7.96% 8.28% 7.93% 7.98% 8.15% Tangible book value per common share $24.57 $25.60 $25.18 $25.49 $26.02 NOTE: Totals may not foot due to rounding